Exhibit 3.45

ARTICLES OF INCORPORATION

OF

REM TEMPORARY SERVICES, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

Name

The name of this corporation shall be REM Temporary Services, Inc.

ARTICLE II

Registered Office

The location and address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, MN 55435.

ARTICLE III

Authorized Capital

The total authorized number of shares of this corporation is One Million (1,000,000) shares, all of which shall be shares of common stock of the par value of one cent ($.01) per share.

ARTICLE IV

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, under Minnesota statutes Section 302A.413 (or similar provisions of future law) to acquire any part of any unissued shares or other securities of this corporation or any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

Incorporator

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden
Gray, Plant, Mooty, Mooty & Bennett, P.A.
3400 City Center, 33 South Sixth Street
Minneapolis, MN 55402

ARTICLE VII

Limitation of Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

Directors Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

IN WITNESS WHEREOF, the undersigned has set his hand this 5th day of June, 1998.

/s/ Nancy G. Barber Walden

Nancy G. Barber Walden

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
REM TEMPORARY SERVICES, INC.

I, the undersigned, as President of REM TEMPORARY SERVICES, INC., a Minnesota corporation, do hereby certify that the shareholders of the corporation have unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended as follows:

ARTICLE I

The name of this corporation shall be REM ARROWHEAD, INC.

FURTHER RESOLVED, That Thomas E. Miller, the President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to chapter 302A, Minnesota Statutes.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 13 day December, 2001

REM TEMPORARY SERVICES, INC.

/s/ Thomas Miller
Its President